UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2004

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	810-987-2200

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is being filed to correct the date of the event on the original filing, which was incorrectly noted as December 1, 2004 instead of December 9, 2004.

Item 1.01    Entry into a Material Definitive Agreement

Effective December 9, 2004, the Company entered into an Employment Agreement (the “Agreement”) with Eugene N. Dubay, Senior Vice President of Operations (a Named Executive Officer as defined in Item 401(a)(3) of Regulation S-K). The Agreement provides, among other things, that Mr. Dubay is employed at will, is eligible for severance payments under certain circumstances (including a change in control of the Company), will be compensated at a level that is consistent with the compensation paid to other senior-level executives of the Company, and will protect confidential information and trade secrets of the Company. A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 5.02    Election of Director

On December 9, 2004, the Company elected Ben A. Stevens to fill the vacancy on the Board created by the October 1, 2004 resignation of John R. Hinton. Until his appointment to the Company’s Board of Directors, Stevens had served as a member of the ENSTAR Natural Gas Company Advisory Board. ENSTAR Natural Gas Company is the Company’s Alaska natural gas distribution division. Stevens is a member of the Alaska State Senate, serving as state Senate Majority Leader, and is a member of the Finance, Resources, Legislative Budget and Audit, and Joint Armed Services committees, as well as a member of the Select Committee on Legislative Ethics and the Legislative Council. A copy of the press release announcing the election of Mr. Stevens is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

The Company’s Board of Directors has appointed Stevens to the Audit Committee and Special Committee on Alaska.

Item 9.01(c)    Exhibits.

99.1	Employment Agreement dated December 9, 2004 between SEMCO Energy, Inc. and Eugene N. Dubay.
99.2	Press Release issued December 14, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: December 14, 2004	By:	/s/ Peter F. Clark

Peter F. Clark Senior Vice President and General Counsel

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EXHIBIT INDEX
Form 8-K/A
December 9, 2004

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Employment Agreement dated December 9, 2004 between SEMCO Energy, Inc. and Eugene N. Dubay.	x
99.2	Press Release issued December 14, 2004.	x

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